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                                   EXHIBIT 5.1
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                                  April 1, 1997




Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, FL 33445

Ladies and Gentlemen:

         We have acted as counsel to you (the "Company") in con nection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pertaining to the registration under the Securities Act of 1933 of an offering of an additional 500,000 shares of the Company's Common Stock, $0.01 par value (the "Registered Shares") pursuant to the Office Depot, Inc. 1989 Employee Stock Purchase Plan (the "Plan").

         Subject to the limitations stated in this letter, it is our opinion that Registered Shares issued by the Company for purchase under the Plan will upon such delivery and receipt by the Company of all consideration owed to the Company under the terms of the Plan be validly issued, fully paid and nonassessable.

         We have relied without independent investigation upon an assurance from the Company's Secretary that the number of shares which the Company is authorized to issue in its Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issu ance in connection with options granted under the Plan by at least the number of shares which may be issued in connection with the Plan, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Registered Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuance of such shares. We express no opinion regarding any shares reacquired by the Company after initial issuance. Our opinion does not cover any law other than the Delaware Corporation Law.
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Office Depot, Inc.
April 1, 1997
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         We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of securities of "Blue Sky" laws of the various states to the offer or sale of the Registered Shares.

         We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely yours,


                                    /s/ Kirkland & Ellis


                                    KIRKLAND & ELLIS